Exhibit 99.1

Cerner Reports Second Quarter 2018 Results

KANSAS CITY, Mo. - August 2, 2018 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2018 second quarter that ended June 30, 2018.

Bookings in the second quarter of 2018 were $1.775 billion, an increase of 9 percent compared to $1.636 billion in the second quarter of 2017.

Second quarter revenue was $1.368 billion, an increase of 6 percent compared to $1.292 billion in the second quarter of 2017.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2018 net earnings were $169.4 million and diluted earnings per share were $0.51. Second quarter 2017 GAAP net earnings were $179.7 million and diluted earnings per share were $0.53.

Adjusted Net Earnings for second quarter 2018 were $207.0 million, compared to $205.5 million of Adjusted Net Earnings in the second quarter of 2017. Adjusted Diluted Earnings Per Share (EPS) were $0.62 in the second quarter of 2018 compared to $0.61 of Adjusted Diluted EPS in the year-ago quarter. Analysts’ consensus estimate for second quarter 2018 Adjusted Diluted EPS was $0.60.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪	Second quarter operating cash flow of $299.7 million.

▪
Second quarter Free Cash Flow of $121.1 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 77 days, up from 73 days in the year-ago period.

▪	Total backlog of $14.79 billion.

“I am pleased with our second quarter results, which included all key metrics being at or above expected levels,” said Zane Burke, President. “Our results were solid across all of our major solution and services categories and included good contributions from U.S. and non-U.S. regions. Looking ahead, we believe our solutions and tech-enabled services are well aligned with the challenges providers and other health care stakeholders are facing, and we have a significant opportunity to grow as we help them with their transition to value-based care in coming years.”

Future Period Guidance

Cerner currently expects:

▪	Third quarter 2018 revenue between $1.335 billion and $1.385 billion.

▪	Full year 2018 revenue between $5.325 billion and $5.450 billion, consistent with previously provided full year guidance.

▪	Third quarter 2018 Adjusted Diluted Earnings Per Share between $0.62 and $0.64.

▪	Full year 2018 Adjusted Diluted Earnings Per Share between $2.45 and $2.55, consistent with previously provided guidance.

▪	Third quarter 2018 new business bookings between $1.450 billion and $1.650 billion.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on August 2, 2018. On the call, Cerner will discuss its second quarter 2018 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, August 2, 2018 through 10:59 p.m. CT, August 5, 2018. The dial-in number for the re-broadcast is (855) 859-2056; the passcode is 1189716.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner’s health technologies connect people and information systems at more than 27,000 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “expectations”, “guidance”, “positioned”, “believe”, “will”, “opportunity”, “forecasted”, “estimate”, “outlook” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software, solutions or services; material adverse resolution of legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2018 and July 1, 2017
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Revenues	$1,367,727	$1,291,994	$2,660,588	$2,552,480
Costs of revenue	238,783	223,063	470,061	422,056

Margin	1,128,944	1,068,931	2,190,527	2,130,424

Operating expenses
Sales and client service	635,105	563,387	1,225,053	1,123,587
Software development	168,278	142,835	329,895	288,736
General and administrative	95,464	90,633	187,758	179,025
Amortization of acquisition-related intangibles	21,810	22,688	44,319	45,562
Total operating expenses	920,657	819,543	1,787,025	1,636,910

Operating earnings	208,287	249,388	403,502	493,514

Other income, net	6,597	2,661	11,461	1,545

Earnings before income taxes	214,884	252,049	414,963	495,059
Income taxes	(45,527)	(72,366)	(85,605)	(142,163)

Net earnings	$169,357	$179,683	$329,358	$352,896

Basic earnings per share	$0.51	$0.54	$0.99	$1.07

Basic weighted average shares outstanding	330,206	331,056	331,479	330,607

Diluted earnings per share	$0.51	$0.53	$0.98	$1.05

Diluted weighted average shares outstanding	333,562	337,898	335,223	337,116

Note 1: Our revenues by business model for the three and six months ended June 30, 2018 and July 1, 2017 were as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Licensed software	$172,388	$155,886	$307,207	$298,214
Technology resale	75,257	73,132	138,633	137,239
Subscriptions	82,951	118,790	159,587	232,211
Professional services	447,318	396,163	888,586	792,478
Managed services	285,552	261,679	553,857	521,498
Support and maintenance	278,956	259,574	563,520	521,678
Reimbursed travel	25,305	26,770	49,198	49,162

Total revenues	$1,367,727	$1,291,994	$2,660,588	$2,552,480

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and six months ended June 30, 2018 and July 1, 2017
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Operating earnings (GAAP)	$208,287	$249,388	$403,502	$493,514

Share-based compensation expense	26,281	23,154	52,738	42,009
Health Services acquisition-related amortization	20,940	20,845	42,148	41,873
Acquisition-related deferred revenue adjustment	—	4,288	—	8,772
Other acquisition-related adjustments	—	10	—	40

Adjusted Operating Earnings (non-GAAP)	$255,508	$297,685	$498,388	$586,208

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Net earnings (GAAP)	$169,357	$179,683	$329,358	$352,896

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	26,281	23,154	52,738	42,009
Health Services acquisition-related amortization	20,940	20,845	42,148	41,873
Acquisition-related deferred revenue adjustment	—	4,288	—	8,772
Other acquisition-related adjustments	—	10	—	40

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(10,005)	(13,867)	(19,553)	(26,618)
Share-based compensation permanent tax items	453	(8,598)	(3,736)	(15,660)

Adjusted Net Earnings (non-GAAP)	$207,026	$205,515	$400,955	$403,312

Diluted weighted average shares outstanding	333,562	337,898	335,223	337,116

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.62	$0.61	$1.20	$1.20

FREE CASH FLOW

(In thousands)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Cash flows from operating activities (GAAP)	$299,701	$292,243	$708,666	$595,828
Capital purchases	(109,283)	(101,307)	(188,994)	(189,372)
Capitalized software development costs	(69,349)	(71,874)	(142,951)	(142,966)
Free Cash Flow (non-GAAP)	$121,069	$119,062	$376,721	$263,490

Cash flows from investing activities (GAAP)	$316	$(237,651)	$(211,182)	$(341,503)

Cash flows from financing activities (GAAP)	$(195,969)	$23,281	$(350,280)	$27,650

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, and (iv) other acquisition-related adjustments.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, (v) the income tax effect of the aforementioned items, and (vi) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2018	2017	2018	2017

Sales and client service	$13,207	$12,666	$25,786	$22,337
Software development	5,736	4,636	11,161	8,863
General and administrative	7,338	5,852	15,791	10,809
Total share-based compensation expense	$26,281	$23,154	$52,738	$42,009

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 and December 30, 2017
(unaudited)

(In thousands)	2018	2017

Assets
Current assets:
Cash and cash equivalents	$510,968	$370,923
Short-term investments	374,596	434,844
Receivables, net	1,151,860	1,042,781
Inventory	15,345	15,749
Prepaid expenses and other	326,623	515,930

Total current assets	2,379,392	2,380,227

Property and equipment, net	1,666,309	1,603,319
Software development costs, net	867,284	822,159
Goodwill	849,455	853,005
Intangible assets, net	439,999	479,753
Long-term investments	118,286	196,837
Other assets	208,274	134,011

Total assets	$6,528,999	$6,469,311

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$284,203	$218,996
Current installments of long-term debt and capital lease obligations	2,155	11,585
Deferred revenue	278,668	311,337
Accrued payroll and tax withholdings	205,337	183,770
Other accrued expenses	65,324	63,907

Total current liabilities	835,687	789,595

Long-term debt and capital lease obligations	438,760	515,130
Deferred income taxes and other liabilities	371,381	365,674
Deferred revenue	4,317	13,564

Total liabilities	1,650,145	1,683,963

Shareholders' Equity:
Common stock	3,605	3,592
Additional paid-in capital	1,443,803	1,380,371
Retained earnings	5,275,824	4,938,866
Treasury stock	(1,751,723)	(1,464,099)
Accumulated other comprehensive loss, net	(92,655)	(73,382)

Total shareholders' equity	4,878,854	4,785,348

Total liabilities and shareholders' equity	$6,528,999	$6,469,311

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30, 2018 and July 1, 2017
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$169,357	$179,683	$329,358	$352,896
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	160,053	144,056	312,645	278,889
Share-based compensation expense	24,204	21,859	49,139	39,359
Provision for deferred income taxes	4,783	14,635	1,736	25,849
Changes in assets and liabilities:
Receivables, net	(115,431)	(45,487)	(186,039)	(79,723)
Inventory	(1,055)	4,477	390	211
Prepaid expenses and other	55,485	(27,164)	181,035	106
Accounts payable	35,756	55,555	43,364	33,647
Accrued income taxes	724	(4,614)	7,919	(3,846)
Deferred revenue	(32,927)	(11,933)	(40,132)	12,336
Other accrued liabilities	(1,248)	(38,824)	9,251	(63,896)

Net cash provided by operating activities	299,701	292,243	708,666	595,828

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(109,283)	(101,307)	(188,994)	(189,372)
Capitalized software development costs	(69,349)	(71,874)	(142,951)	(142,966)
Purchases of investments	(43,205)	(129,144)	(194,592)	(182,484)
Sales and maturities of investments	230,054	72,325	331,728	187,355
Purchase of other intangibles	(7,901)	(7,651)	(16,373)	(14,036)

Net cash provided by (used in) investing activities	316	(237,651)	(211,182)	(341,503)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	—	(75,000)	—
Proceeds from exercises of stock options	11,307	27,610	21,343	38,293
Payments to taxing authorities in connection with shares directly withheld from associates	(5,585)	(2,658)	(7,308)	(7,972)
Treasury stock purchases	(200,000)	—	(287,624)	—
Contingent consideration payments for acquisition of businesses	(1,691)	(1,671)	(1,691)	(2,671)

Net cash provided by (used in) financing activities	(195,969)	23,281	(350,280)	27,650

Effect of exchange rate changes on cash and cash equivalents	(6,479)	4,105	(7,159)	7,594

Net increase in cash and cash equivalents	97,569	81,978	140,045	289,569
Cash and cash equivalents at beginning of period	413,399	378,452	370,923	170,861

Cash and cash equivalents at end of period	$510,968	$460,430	$510,968	$460,430